UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 18, 2016

American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement

On August 18, 2016, American Housing Income Trust, Inc. (the “Company”) executed an Engagement Letter (the “Agreement”) with Tobin & Company Securities, LLC, a North Carolina limited liability company (“Tobin”). Tobin provides a variety of financial services, including identifying, evaluating, negotiating, and securing financing sources for its clients. Pursuant to the Agreement, Tobin and its exclusive client representative Justin Floyd (“Floyd”) will provide the following services to the Company: (i) identify and/or locate prospective capital sources for the Company, (ii) develop and furnish material(s) describing the Company’s business to such prospective capital sources, (iii) introduce such prospective capital sources to the Company, (iv) and assist in the negations with prospective capital sources.

In exchange for Tobin’s services, the Company has provided a non-refundable retainer fee of $20,000. Upon the Company’s securing of investment through capital sources introduced to the Company by Tobin or Floyd, Tobin will receive an additional fee equal to five percent (5%) of the total debt or equity proceeds received by the Company from the capital source(s), known as a “Success Fee.”

The term of the Agreement is (6) months, beginning on July 15, 2016 (the “Initial Term”). After the Initial Term, the Agreement automatically renews on a month-to-month basis, unless terminated by either party with fifteen (15) days’ notice.

There are no material relationships between the Company and Tobin and/or Floyd.

Tobin is a member of the Financial Industry Regulatory Authority (“FINRA”).  At this time, Tobin does not intend on facilitating the sale of the Company’s direct public offering under its pending prospectus, and thus the Company continues to rely on the safe harbor provisions set forth in its registration statement on Form S-11.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Exhibits

Exhibit	Description
10.1	Tobin & Company Agreement (dated August 18, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Jeff Howard

Name:  Jeff Howard

Title: Chief Executive Officer and President

Dated: August 18, 2016

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